As filed with the Securities and Exchange Commission on March 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMV Inc.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia Canada	B3B 2C4
(Address of Principal Executive Offices)	(Zip Code)

Amended Stock Option Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8800

(Telephone number, including area code, of agent for service)

Copy to:

Pierre Labbé IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3H 0A8 Canada (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW Suite 1000 Washington, DC 20004 (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

INCORPORATION by reference of contents

of registration statement on form s-8

This Registration Statement on Form S-8 is being filed by IMV Inc. (the “Registrant”) for the purpose of registering an additional 1,149,552 common shares, no par value, of the Registrant issuable pursuant to the Amended Stock Option Plan (effective September 25, 2009, as amended) (the “Stock Option Plan”). These additional common shares are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective. The Registrant previously registered common shares for issuance under the Stock Option Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018 (File No. 333-225363), as amended by Post-Effective Amendment No. 1 filed with the Commission on July 7, 2020, and a Registration Statement on Form S-8 filed with the Commission on May 27, 2020 (File No. 333-238706) (together, the “Original Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Original Registration Statements.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

4.1	Amended Stock Option Plan (effective September 25, 2009, as amended on April 12, 2010, on September 15, 2011, on November 15, 2012, on April 30, 2013, on October 10, 2014, on March 20, 2015, on March 7, 2017, on May 30, 2018, on May 9, 2019 and on June 18, 2021).

5.1	Opinion of McCarthy Tétrault LLP

23.1	Consent of McCarthy Tétrault LLP (included in the Opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on the signature pages to this registration statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on March 25, 2022.

IMV INC.
(Registrant)

By:	/s/ Pierre Labbé
Pierre Labbé
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Hall and Pierre Labbé, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 25, 2022.

Signature	Title

/s/ Andrew Hall	Chief Executive Officer and Director
Andrew Hall	(Principal Executive Officer)

/s/ Pierre Labbé	Chief Financial Officer
Pierre Labbé	(Principal Financial and Accounting Officer)

/s/ Andrew Sheldon	Chairman of the Board of Directors
Andrew Sheldon

/s/ Julia P. Gregory	Director
Julia P. Gregory

/s/ Michael P. Bailey	Director
Michael P. Bailey

/s/ Michael Kalos	Director
Michael Kalos

/s/ Shermaine Tilley	Director
Shermaine Tilley

Director
Kyle Kuvalanka

/s/ Markus Warmuth	Director
Markus Warmuth

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on March 25, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director